UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 25, 2016, Brian McAndrews resigned as president, chief executive officer and director of Pandora Media, Inc. (the “Company”) as part of the Company’s management reorganization. In connection with Mr. McAndrews’ resignation, the Company’s Board of Directors (the “Board”) named Tim Westergren, a current director and one of the Company’s founders, as its chief executive officer. The Board also named James M. P. Feuille, a current director of the Board, as chairman of the Board, which led to the separation of the chief executive officer and chairman positions. As a result, Peter Gotcher will no longer serve as the Board’s lead independent director.

Upon his departure, Mr. McAndrews will be eligible for benefits under the Company’s existing Executive Severance and Change of Control Policy, which are described in the Company’s 2015 Proxy Statement as filed with the Securities and Exchange Commission on April 21, 2015.

Item 7.01    Regulation FD Disclosure.

On March 28, 2016, the Company issued a press release announcing the resignation of Mr. McAndrews as president, chief executive officer and director of the Company and the appointment of Mr. Westergren as chief executive officer. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item  9.01                 Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated March 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: March 29, 2016	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated March 28, 2016